PROXY
     ANNUAL MEETING OF SHAREHOLDERS OF FIRST FINANCIAL CORPORATION

Ignatius H. Robers and Arlyn G. West, and each of them, are hereby appointed proxies, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of First Financial Corporation, to be held at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, on April 20, 1994 at 10:00 a.m., Local Time, and at any adjournments thereof, as folows, hereby revoking any proxy heretofore given.

1. ELECTION OF FOUR DIRECTORS:
                 Robert S. Gaiswinkler, Gordon M.Haferbecker,
                 Dr. George R. Leach and John C. Seramur

[] FOR all nominees listed above
   (except as marked to the contrary)

[] WITHHOLD AUTHORITY
   to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).




THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CHOICE IS INDICATED, WILL BE VOTED FOR ITEM 1.

2. AMENDMENT OF ARTICLES OF INCORPORATION:
To amend Article 4 to increase the number of authorized shares of common stock from 30,000,000 to 75,000,000.

[] FOR            [] AGAINST              [] WITHHOLD AUTHORITY

3. In their discretion on such other matters as may properly come before the meeting, all set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.

                                      Dated:______________________, 19____
                                      ____________________________________
                                      ____________________________________
                                     (Please sign exactly as name appears
                                      hereon. If stock is owned by more than
                                      one person, all owners should sign. If
                                      signing as attorney, administrator,
                                      executor, guardian or trustee, please
                                      indicate such capacity. A proxy given by a corporation should be signed by an authorized officer.)


        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THIS CORPORATION